Exhibit 10.2

From	CONSTELLIUM ISSOIRE
rue Yves Lamourdedieu Zl Ies Listes
63500 Issoire, France

CONSTELLIUM NEUF BRISACH
ZIP Rhenane Nord. RD 52
68600 Biesheim. France

(together the “Borrowers”)

CONSTELLIUM HOLDCO II B.V.
Tupolevlaan 41-61.
1119 NW Schipol-Rijk. The Netherlands

(the “Parent Company”)

To	FACTOFRANCE
Tour Facto 18 rue Hoche
92988 Paris-La Defense Cedex France
(the “Agent”).

The financial institutions listed in the inventory Financing Facility Agreement (as defined below) (the “Original Lenders”)

Paris, on 13 June 2017

Dear Sir or Madam

Amendment to the Inventory Financing Facility Agreement (the “Amendment”)

We refer to the inventory financing credit facility agreement entered into on 21 April 2017 between Constellium Neuf Brisach and Constellium Issoire as borrowers. Constellium Holdco II B.V. as parent company and guarantor. Factofrance as agent arranger and original lender. Credit Suisse International as original lender. BNP Paribas as original lender and Deutsche Bank AG, London Branch as original lender (the “Inventory Financing Facility Agreement”).

Unless otherwise defined herein, capitalized terms defined in the Inventory Financing Facility Agreement shall have the same meaning when used in this letter

We hereby request you to agree to

i.	replace the definition of “Inventory Turn Ratio” of the Inventory Financing Facility Agreement with the following provisions

“Inventory Turn Ratio” means, in respect of any Borrower, on any Quarter Date, the ratio of (i) the sum of the aggregate amount of sales of such Borrower during the 365 days immediately preceding such Quarter Date and (ii) the average of the sum of the Inventory Value (With Dispossession) and the Inventory Value (Without Dispossession) of such Borrower as indicated in the Escrow Agent Certificates and Escrow Agent Statements (or, if not delivered in accordance with clause 5 5 2, in the statements as to the position of inventory (registre des positions de stocks)) delivered to the Agent in the three different calendar months immediately

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preceding such Quarter Date provided in accordance with Clause 5.5.2 (a)) delivered to the Agent”

ii.	replace article 5.5.2 of the Inventory Financing Facility Agreement with the following provisions 5.5.2 For that purpose, the Escrow Agent will provide the Agent

a)

in any event at the latest on the last Business Day of each calendar month with (i) an Escrow Agent Certificate countersigned by the relevant Borrower and setting out, inter alia the applicable Inventory Value (With Dispossession) and (ii) statements as to positions of inventory (registre des positions de stocks) issued by the relevant Borrower during such calendar month setting out the position of the inventory pledged under the Inventory Pledge Agreement Without Dispossession entered into by such Borrower; and

b)	with an Escrow Agent Statement countersigned by the relevant Borrower setting out, inter alia the applicable Inventory Value (Without Dispossession) within 8 Business Days from a request

(i)	by the Agent (provided that the Agent may only issue two requests per calendar year), or

(ii)	by any Borrower it being specified that, each time a Borrower wishes to deliver a Utilisation Request

A	prior to such Borrower being entitled to deliver such Utilisation Request, such Borrower shall have made such a request no later than 8 Business Days preceding the contemplated Utilisation Request date and the Escrow Agent shall have provided such an Escrow Agent Statement no later than the contemplated Utilisation Request date ; and

B	once the Escrow Agent has provided such Escrow Agent Statement, such Borrower may issue an Utilization Request within a month of the issuance of such Escrow Agent Statement.

c)

if, at any time, the amount of all outstanding Loans made available to any Borrower is superior to 75% of the Borrowing Base Value applicable to such Borrower as at such date, every 8 Business Days, with Escrow Agent Reports countersigned by the relevant Borrower and setting out inter alia, the applicable Inventory Value (With Dispossession) and the Inventory Value (Without Dispossession);

iii.	replace article 20.1.3 of the Inventory Financing Facility Agreement by the following provisions

“20.1.3

any of the representations and warranties made by an Obligor under a Finance Document is or proved to be incorrect or misleading when made, to the extent that such misrepresentation has a Material Adverse Effect and, unless the circumstances giving rise to and the effects of such misrepresentation are capable of remedy and are remedied within ten (10) Business Days of the earlier of (i) the Agent giving notice to the relevant Obligor of such misrepresentation and (ii) the relevant Obligor becoming aware of such misrepresentation”

This Amendment shall not constitute a novation of the Inventory Financing Facility Agreement.

This Amendment is made in eight original copies.

The provisions of this Amendment shall be construed in accordance with and shall be governed by French law All disputes arising out of or in connection with this Amendment and in particular with its

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validity interpretation performance or non-performance shall be exclusively referred to the competent courts in the jurisdiction of the Paris Court of Appeal

We would be grateful if you could confirm your agreement with the above by countersigning the enclosed copies of this letter and by returning us three original signed copies of this letter.

Yours faithfully

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The Borrowers CONSTELLIUM ISSOIRE

By	/s/ Christel Sahyoun
Name	Christel Sahyoun

CONSTELLIUM NEUF BRISACH

By	/s/ Christel Sahyoun
Name	Christel Sahyoun

The Parent Company CONSTELLIUM HOLDCO II B.V.

By	/s/ Christel Sahyoun
Name	Christel Sahyoun

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The Agent FACTOFRANCE

By	/s/ Christine Vadon
Name	Christine Vadon

The Original Lenders FACTOFRANCE

By	/s/ Christine Vadon
Name	Christine Vadon

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CREDIT SUISSE INTERNATIONAL

By	/s/ Garrett Lynskey	/s/ Brian Fitzgerald
Name	Garrett Lynskey Authorised Signatory	Brian Fitzgerald Authorised Signatory

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BNP PARIBAS

By	/s/ Michael Gholam
Name	Michael Gholam Authorised Signatory BNP Paribas

By	/s/ Laetitia Moiron
Name	Laetitia Moiron BNP Paribas Authorised Signatory

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DEUTSCHE BANK AG. LONDON BRANCH

By	/s/ Mark Dixson	/s/ Ray Dukes
Name	Mark Dixson Managing Director	Ray Dukes Vice President

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